Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Oct. 27. 2005 / 3:00PM ET

Event Duration: N/A

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Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

 Tom Peck

 Duke Realty Corporation - SVP of IR and Capital Markets

 Denny Oklak

 Duke Realty Corporation - Chairman and CEO

 Matt Cohoat

 Duke Realty Corporation - CFO

 Bob Chapman

 Duke Realty Corporation - Senior EVP of Real Estate Operations

CONFERENCE CALL PARTICIPANTS

 Greg Whyte

 Morgan Stanley - Analyst

 Crupal Rivale (ph)

 Citigroup - Analyst

 John Stewart

 Citigroup - Analyst

 John Kim

 Banc of America - Analyst

 Lou Taylor

 Deutsche Bank - Analyst

 Deron Kennedy

 Goldman Sachs - Analyst

 Chris Haley

 Wachovia Securities - Analyst

 Jim Sullivan

 Green Street Advisors - Analyst

 David Fick

 Legg Mason - Analyst

 Jonathan Litt

 Citigroup - Analyst

 PRESENTATION

Operator

 Ladies and gentlemen, thank you for standing by. Welcome to the Duke Realty quarterly earnings conference. At this point all the participant lines are in a listen-only mode. However, there will be an opportunity for your questions, and instructions will be given at that time. [OPERATOR INSTRUCTIONS]. I would now like to turn the call over to the Senior Vice President, Investor Relations and Capital Markets, Mr. Tom Peck. Please go ahead.

 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 Thank you, John. Good afternoon, everyone. Welcome to our quarterly conference call.

Joining me today is our Chairman and Chief Executive Officer, Denny Oklak; Chief Financial Officer, Matt Cohoat; Bob Chapman, Senior Executive Vice President of Real Estate Operations; and also Shona Bedwell, Senior Manager of Investor Relations. Before we make our

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Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

prepared remarks, I need to tell you, as I usually do, that our statements that we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets, and also other risks inherent in the real estate business, and for more information about those risk factors, we would refer you to a 8-K that we have on file with the SEC dated July 24th, 2003.

And with that, for our prepared statement, I’ll turn it over to Denny Oklak.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thanks, Tom. Good afternoon, everyone. And thank you for joining our quarterly conference call.

Let me first start out by discussing the flex sale closing. As we stated when we first discussed this transaction, our goals for this sale were to upgrade the quality of our industrial portfolio, reduce capital expenditures and obtain premium pricing for this product type. We believe we accomplished all of these goals. Let me point out a few things to illustrate this. We sold just over 14 million square feet and we have about 65 million square feet of industrial property remaining at quarter end. We sold 212 buildings and have 397 buildings remaining. The average building size in the sale was 67,000 square feet, and the average remaining is 163,000 square feet. The average tenant size in the sale was 14,000 square feet, and in the remain — and in the remaining is 48,000 square feet. Of the average projected 2006 CapEx per square foot for the flex portfolio is $1.43 per square foot, and on the remaining portfolio is $0.41 per square foot. The average age of the flex sale buildings was 14.5 years, and of the remaining buildings is 9.5 years. These statistics point out the upgrade to the quality of our industrial portfolio. These properties were also difficult to manage and lease because of the nature of the small tenants and the high turnover. The annually — the annualized in-place cap rate on the properties at the time of sale was 7.1%. Our estimated stabilized cap rate, based on the sales proceeds, was 7.9%. Our net gain on the sale was $200 million and our gross gain was $34 million. I would also point out that — that we acquired 10 million square feet of these properties and developed only 4 million square feet.

Now that the sale is behind us, we’re excited about the quality of our portfolio. Our industrial portfolio is now over 90% true bulk buildings located in major distribution markets, including 5.6 million square feet in Chicago, 7.1 million square feet in both Atlanta and Dallas, and 18.2 million square feet in Indianapolis. The in-service industrial portfolio is 93.9% leased. Most of the proceeds from the sale were used initially to pay down short-term debt. With these paydowns our debt to total market capitalization declined to 27.4% at September 30th, from 33.8% at the end of the second quarter. This provides us with ample flexibility to both expand our development pipeline and return capital to our shareholders. In this regard, we announced yesterday that we — we will be paying a special dividend of $1.05 per share before year-end in order to meet the REIT distribution requirements.

We also announced that we are repurchasing our common shares. Through yesterday, we have repurchased over 5.7 million shares for a total of $188 million or an average price of $32.60 per share. Our current plan is to repurchase up to $500 million of our shares. We currently have authorized $750 million of share repurchases.

Now turning to our results for the quarter, FFO was $0.61 per share, which was at the midpoint of our range. FFO included a charge of just over $0.01 per share for prepayment penalties on $33 million of loans which were repaid as part of the flex sale. We originally believed we could renegotiate these penalties, so they were not factored into our guidance. Overall, we are pleased with our operating results for the quarter. In-service occupancy increased by 28 basis points to 90.99%. With the sale of the flex portfolio, our service center occupancy increased from 86.6% to 91.1%. Office occupancy continues to climb steadily, increasing by 38 basis point to 88.52%. Bulk occupancy decreased by 45 basis points to 92.10%, but activity there is still solid. The primary reason for the decrease in the bulk In-service occupancy is our acquisition of a newly developed but vacant 505,000 square foot bulk facility at our new Park 85 business park in Braselton on Atlanta’s north side. Activity is good on this building.

The occupancy on our under-development pipeline of 5.2 million square feet is 27.3%, which is lower than recent history because of the speculative projects underway. 3 million square feet of this pipeline represents one speculative bulk building in each of six markets: Chicago, Atlanta, Cincinnati, Nashville, Minneapolis and St. Louis. These projects are just underway, and none have preleasing and as I’ll point out next, our bulk occupancy is solid in all our markets.

In looking at our markets, first on the bulk industrial side, all but three of our markets, the stabilized properties, are over 90% leased. And those three are Atlanta, again, because of the newly acquired vacant building which I previously mentioned, and Nashville and Cleveland. The lowest of those three markets is 88.4%. So bulk industrial is really solid all over. I would particularly point out good activity in Atlanta, Dallas,

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Cincinnati, Indianapolis and Columbus. On the office side, things are picking up with 7 of our 13 markets over 90%, although progress is still relatively slow. On the positive side, there’s particularly good activity on — in Columbus, Indianapolis and Cincinnati in the Midwest; Raleigh, central and south Florida, Nashville and Atlanta are also showing good activity in the Southeast. Cleveland and St. Louis activity is slow and Chicago is also slow in the east/west corridor. We are in the process of selling our Central Park of Lisle office project on the east/west tollway which we own in partnership with J.P. Morgan. The project consists of two buildings, totaling 652,000 square feet, which are 76% leased as well as a future development site.

I would also point out that typically when office activity picks up, it picks up in a hurry. We’ve seen this in several of our markets over the last 12 months. Since September 30th of last year, occupancy in our office portfolio in four markets is up 8% or more. Nashville has increased by 8% to 93.9%. South Florida increased by 9.5%, to 96.8%. Central Florida increased by 11.3%, to 91.1%. And Raleigh increased by 11.5% to 95.9%. We’re excited about our opportunities if the other markets follow this trend over the next 12 months.

On the value-creation side, new development activity continues to be strong. We had a very solid third quarter with $158 million of new starts, and we are now at $420 million — $424 million of starts year-to-date. Which is greater than our total for all of 2003 and 2004 combined. We now anticipate that our development starts will approach 700 million for 2005, well above the 550 million high end of our guidance which we provided last December.

The pipeline of properties currently under development at 481 million is the highest since the end of the first quarter of 2001. This pipeline includes 278 million of held for rental properties, with a strong 9.74% expected stabilized yield. Of this pipeline, $132 million are bulk industrial projects which are 21% preleased and have an expected stabilized yield of 9.3%, and 146 million are office properties which are 49% preleased and have an expected stabilized yield of 10.2%. The medical office joint venture with Bremner Healthcare is going extremely well. We have signed over $60 million of projects this year and anticipate that number approaching $100 million by year end. We are excited about the opportunity to leverage our development capabilities in this area. We are currently holding our interest in these properties in our taxable subsidiary with the intent to sell them after stabilization. We did complete our first sale from this venture in the third quarter, and realized a 25% pretax profit.

We are seeing good build to suit activity on the office side, with major tenants on long term leases. This activity is both within our existing markets and through our national development group. As an example of this activity, I am pleased to announce that this morning there was a press conference in Raleigh with the Governor of North Carolina and representatives of Lenovo, to announce that we have been selected to develop an R&D headquarters campus for Lenovo in our Perimeter Park development in Raleigh. The campus will ultimately contain three buildings totaling 501,000 square feet. Construction on the first two buildings, totaling 358,000 square feet, will commence in early 2006, and be completed and occupied by Lenovo in early 2007. The total project costs for these two buildings will be approximately $46 million. Lenovo will enter into a ten-year lease of the facilities. The third building of 143,000 square feet with an estimated cost of 20 million will commence at Lenovo’s option in January of 2008, for occupancy in 2009. Our yield on these projects will be north of 10%. We’re extremely excited about this opportunity. And the leases are being executed as we speak.

All of these development opportunities will provide impact to our bottom line, primarily beginning in 2007 as they come into service. An update on our Anson mixed-use project in suburban Indianapolis, design is complete on the infrastructure on the first phase of the project. And work to be completed with TIF funds is currently out for bids. The construction on the infrastructure will begin late this year or early next year, depending on weather conditions. The first phase will consist of land sales for residential and multifamily housing. We originally anticipated that these land sales would begin late this year or early next year. We are a little behind the original schedule. And we now anticipate these sales will begin in the third quarter of 2006. We are also in the process of designing Phase II infrastructure, and finalizing the TIF arrangements. Phase II will consist of 580 acres to be developed to support nearly 8 million square feet of bulk industrial development.

A few other points on our operations. We experienced positive performance on our renewal percentage at 78% for the quarter and 74% year-to-date. We did experience some rent rolldown on office renewals in the quarter. The rolldown occurred on less than 50% of the leasing transaction and was impacted by one 48,000 short term one year renewal. Service operations were up significantly over 2004, reflecting strong held for sale gains as well as increased third party activity and profitability. Because of the significant volume of development activity, we are anticipating lower third party starts through 2006. Our same property performance declined by 3.12% for the nine months ended September 30th, primarily as a result of lower lease termination fees in 2005. Our FAD payout ratio for the quarter remained at levels higher than we would like. As we noted previously, we anticipate this payout ratio declining in 2006 as a result of the sale of the flex portfolio.

On the new business front, we are actively moving on new markets. Two initial markets that we’re — are looking to enter are Houston and Phoenix. First, in Houston, we are in the process of hiring a development manager and expect that person to be in place in the next 30 days. We will initially operate our Houston operations as a subsidiary of our Dallas office. In Phoenix, our plan is to transfer one of our senior management

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members to begin building a team in Phoenix and possibly other southwest cities. We selected Houston and Phoenix after an extensive evaluation of all major US markets. We conducted an internal study and also engaged PPR to help us identify markets that match up with our strategy and our strengths. Based on our criteria and PPR’s research, we are currently in 7 of the top 15 distribution markets in the country. Both Phoenix and Houston also rank in the top 15. Our plan for both of these markets is to build our — to build our presence through acquiring bulk industrial land positions and building our presence through development of new facilities. We are confident that our development and construction expertise in our national platform will lead to establishing successful operations in these cities over time.

Yesterday we also provided FFO per share guidance for the fourth quarter and initial guidance for 2006. The fourth quarter range of $0.58 to $0.60 per share equates to $2.37 to $2.39 per share, which is within the range we provided last quarter. Our initial guidance for 2006 is $2.32 to $2.45. We would also point out that if the flex sale had occurred on January 1st of this year, 2005 FFO would have been $2.22 to $2.24 per share, including our range for the fourth quarter. This indicates projected growth of FFO per share into 2006 of about 7% at the midpoint of our guidance. We will provide details of our 2006 assumptions at our analysts conference in December.

And with that, I’ll turn it back over to Tom Peck.

 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 Thank you, Denny. We are now ready to take your questions. So I will ask our operator, John, to explain the Q and A procedure.

 QUESTION AND ANSWER

Operator

 [OPERATOR INSTRUCTIONS]. Greg Whyte, Morgan Stanley.

 Greg Whyte  - Morgan Stanley - Analyst

 Hi, good afternoon, guys. Just a couple of questions, Denny, you mentioned the contribution from Anson effectively being pushed back two or three quarters, can you give us a little color on why that is taking place?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Greg, it — it really did just take us longer to design the infrastructure. A lot of this infrastructure is — is being paid with TIF dollars, and so we work through the county officials. And it just took us longer than — than we thought. There’s really no issues. We’re on budget. As I said, the bids are out. And the design is final. Just took us longer than we thought initially.

 Greg Whyte  - Morgan Stanley - Analyst

 Okay. When you — when you talked about the same store NOI down to 5 49, I think you said part of that was because of an absence of term fees this year. Could you — what would the — what were the apples with apples have been if you had no term fees last year?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes. For the — Greg, this is Matt. Just for the quarter, it would have been a negative 0.9%, for the year it’s negative 1 — year-to-date, without term fees, apples to apples.

 Greg Whyte  - Morgan Stanley - Analyst

 And Matt, I mean — maybe, we can do this off-line if you want, but do you have a — like, when you think about the — the asset classes, how — how was that without term fees?

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 Matt Cohoat  - Duke Realty Corporation - CFO

 I — I can tell you that the — the biggest effect is in the flex portfolio, but it’s in the flex and in the offices where the — the primary effects where. I don’t know it exactly offhand right now.

 Greg Whyte  - Morgan Stanley - Analyst

 Okay. And then just — on the buyback, which is the — obviously a significant event for you guys, can you maybe — when — when you talk to the Board about this, can you give us a little bit of color as to — you bought it at 32.50 and so how are you thinking about the — the stock price versus some of the development things that you’re doing? I mean, I’m assuming that you look at it as an investment alternative.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 We do. We do look at it as an investment alternative. But we also look at it as just how much liquidity do we really need? And as you know, we — we have done a lot of capital recycling over the last three or four years, sort of culminating with the flex portfolio sale that was completed at the end of the quarter. And when you look back, we — we’ve had about $2.5 million worth of sales over that period of time. And so one of the ways that we looked at it, Greg, was with — with our liquidity percentage and those $2.5 billions of recycling repurchasing up to about $500 million of our own shares just seemed — seemed to make a lot of sense to us. But also we did look at it as an investment. I would say a couple of things, on the initial investment yield, if you will, it’s probably a little bit less than some of the opportunities that we’re seeing. As I mentioned, this Lenovo opportunity with yields in excess of 10%. But we also know in and are very confident in our — in our model, in our growth strategy here so long term we do thing it’s a good investment.

 Greg Whyte  - Morgan Stanley - Analyst

 So when you think about the buyback versus say, adding Houston and Phoenix to the — to the lineup, I mean, I have to assume then that the expectations for both of those new markets are pretty significant?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes. Over time, Greg. I think, again, I think going into those markets, our plan will be to start with some bulk industrial land positions and start developing some bulk industrial and then growing the business to be similar to what we have in many of our other cities, so that is going to take some time. Looking at — looking at the acquisition opportunities, we’ll pursue some or we’ll pursue some acquisition opportunities through joint ventures, in those cities, if it makes sense. But I don’t think that we’ll be employing a tremendous amount of capital in a short period of time as we move into those cities. It’’ going to take some time to build them up.

 Greg Whyte  - Morgan Stanley - Analyst

 Alright, thanks a lot, guys.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Greg?

 Greg Whyte  - Morgan Stanley - Analyst

 Yes.

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 Matt Cohoat  - Duke Realty Corporation - CFO

 I’m going to give you a couple of quick numbers to answer your question. I have them for the nine months same store.

 Greg Whyte  - Morgan Stanley - Analyst

 All right.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Without lease buyouts, the service center is a negative 5%, the bulk distribution is a positive 2%, and the suburban office is a negative 2.2%.

 Greg Whyte  - Morgan Stanley - Analyst

 Okay, great, thanks a lot, Matt.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Sure.

Operator

 Jonathan Litt, Citigroup.

 Crupal Rivale  - Citigroup - Analyst

 This is Crupal Rivale [ph] with Jon Litt and John Stewart. Question about your sales program. Clearly you would — excuse me. Clearly flex is less in vogue for you guys and bulk and office are much stronger. What are your expectations for future sales or JVs for this product type?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, in general, I would say that we believe that our sales program on our held for rental is going to begin to decrease and we’re not going to recycle near as many assets as we have been over the last couple years. Having said that, we’ll continue to look — I’m sure we will continue to have some dispositions from the health and rental portfolio, on a more limited basis. Would say that the areas that we would focus on would obviously not be the bulk industrial. As I mentioned, with those statistics, we’re very pleased with the bulk industrial portfolio. On — there is a little bit of flex property left. Most of that is in a joint venture with J.P. Morgan which, as we — we may unwind over time. And there’s some provisions in that, that some of that stuff would begin unwinding as early as 2008. And then on the office side, we — we have talked about over the years doing joint ventures on the office side. We — we have not done so to date because we did not need the capital with the other recycling programs, but we’ll continue to monitor the — the joint venture opportunities on the office side.

 Crupal Rivale  - Citigroup - Analyst

 Great. And in terms of development, clearly it’s becoming a more significant portion of — of your entire capital program. Where would — where would you see the total dollar value of development reaching in 2006 and beyond? And also what — what is the level of contribution you expect from the medical office joint venture in terms of development?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Okay. Well, as I mentioned earlier, we anticipate the level of new development starts, which is kind of how we count here, reaching close to 700 million this year, which is up significantly from where it has been. Looking forward, we — we anticipate maintaining or even increasing that level on an annual basis. In — in looking at 2006, we think we can do that. And then as far as the medical office joint venture, as I mentioned also in

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my remarks, we currently have those in our taxable REIT subsidiary with the intention of selling our interests in those upon completion. The — the level of those starts will be about 100 million this year. But the completions really won’t start affecting — or the — the projects really won’t be completed and stabilized until beginning in 2007.

 Crupal Rivale  - Citigroup - Analyst

 Okay. And one quick — one last quick question before I hand off to John Stewart, as far as the Anson land sales, what’s the expectation for what sort of contribution you expect that to be?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, at this point in time, we — we’re — we’re not really providing that detail for 2006. We will do that and provide some more detail in about 30, 40 days here when we hold our analyst’s conference in — in New York. But the — the gains from those sales are considered in the guidance that we’ve provided for 2006.

 Crupal Rivale  - Citigroup - Analyst

 Great. I think John Stewart has some follow-up questions.

 John Stewart  - Citigroup - Analyst

 Yes, hi, thanks. Denny, what’s your appetite for additional share repurchases under the $500 million of capacity that you have at current stock prices?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, what we have is $750 million of capacity. And, John, as we said through yesterday we’ve — we’ve repurchased about 183 million. And our — our target right now is to repurchase up to about 500 million.

 John Stewart  - Citigroup - Analyst

 By when?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 It really depends. We’re in — we’re just in the market under the normal rules for repurchasing stock and we’ve been in on a consistent basis, and so it just depends on how — what level of activity we can get. But right now I would say that’d be between now and sometime in the second quarter of next year.

 John Stewart  - Citigroup - Analyst

 Okay. Thanks. And then with regard to Houston and Phoenix, do you have any land under contract yet?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 We do not.

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 John Stewart  - Citigroup - Analyst

 You do not. Do you think that’s a — ‘06 event?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes, I would say it’s probably a ‘06 event. We have looked at a few things, but we do — we do not have anything under contract at this time.

 John Stewart  - Citigroup - Analyst

 Given where land prices are today, what — what’s your comfort level that you can build a sizable presence just given current pricing?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I think — I don’t think the pricing really effects us that much. Obviously land prices are always moving in one direction or another. And late — more recently they have been moving up. But what we — but what we know is that we exceed the yields — our development yields far exceed anything that we can do on the acquisition side, particularly on the industrial side so we — we’re — we know that that will continue. We see it in all of our markets. So we’re very comfortable and confident that, as we enter these new markets, we’ll find the right land positions at the right basis and be able to do development that give us superior yields.

 John Stewart  - Citigroup - Analyst

 Lastly, what was the — is there anything specific you can point to that drove the above average yield on the Lenovo build to suit?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I would say a couple of things. We have a superior site. There — this is a site in our Perimeter Park. And there is a new interstate extension going in, Interstate 540, that comes out of the airport and goes right past our park. Which is why we — we knew this interchange was coming, and this is why we bought this land about five years ago. And that — that interchange will be complete — that interstate and an interchange right at our park will be complete at — towards the end of next year, a few months before the Lenovo properties open. So it was a superior site. And we just have a great team down in Raleigh that did — did a super job on selling our services and our construction ability to Lenovo.

 John Stewart  - Citigroup - Analyst

 Okay. Thank you.

Operator

 Ross Nussbaum, Banc of America.

 John Kim  - Banc of America - Analyst

 Thank you, it’s John Kim with Ross. Had I a couple of questions on the flex portfolio sale and these are probably directed more towards Matt because they’re accounting questions, but when I look at your balance sheet during the quarter and the changes in your cash and debt I can get to about $800 million of the billion that you received. I just wanted to clarify where that extra $200 million is. Is that due to the dividend?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes. The — the $1.05 dividend will make up the — the primary — the rest of the use of the proceeds. So the proceeds are basically used to retire short term debt and to pay the special dividend.

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 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 Yes, and, John, this is Tom Peck. If you’re comparing September 30th to June 30, what you would miss was funds we would have drawn on the line of credit during the third quarter that got paid down and you never saw that — those amounts on an end of the quarter statement, if you followed that.

 John Kim  - Banc of America - Analyst

 Yes. I understand.

 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 So that is the main difference.

 John Kim  - Banc of America - Analyst

 Okay. That’s helpful. When I look at your TIs and your straight line rents for the quarter, that includes these flex assets?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes.

 John Kim  - Banc of America - Analyst

 Do you know what it would be without these assets?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Not specifically. But we do know that on a proportionate basis the — the flex properties have a — a greater amount of TIs per foot than our bulk portfolio, and there’s not a significant amount of straight line rent adjustments in the flex portfolio, because that was substantially older properties that have been leased for a while.

 John Kim  - Banc of America - Analyst

 Okay. Denny, I think you mentioned in your prepared remarks that pro forma you would have about 7% FFO growth if 2006.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes.

 John Kim  - Banc of America - Analyst

 I’m just trying to understand where that growth comes from.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, again, if you — if you look at it, we — we obviously filed a — a Form 8-K discussing the flex portfolio which we are required to do, and we attached pro forma financial statements to that restating 2005, if you will, as if the transaction occurred at January 1st of this year. And so we then

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converted that to using some assumptions, obviously as to what we would have done with the proceeds at January 1st. And we converted those pro forma financial statements to FFO. And — and then including our guidance, which we’ve got a $0.02 range for the fourth quarter, we said pro forma without the — with the flex sale we would have been at 220 —

 Matt Cohoat  - Duke Realty Corporation - CFO

 To 224.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 222 to 224. And then if you look at the midpoint of our guidance from next year — for next year, again without the flex portfolio in it, because it’s gone now, that would indicate about a 7% increase from ‘05 to ‘06.

 John Kim  - Banc of America - Analyst

 But does this number include the share repurchasing — repurchasing activity that you’ve done.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Sure, yes.

 John Kim  - Banc of America - Analyst

 It does? Okay. Last question on the Lenovo built to suit, can you describe what kind of employees these are? Are these — were these existing IBM employees or how many employees are actually new employees in the area?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 This is a consolidation of three or four operations that they had in the Raleigh area, primarily IBM employees. They’re — that were in a few different areas. But they’re also adding new employees, which they did receive some incentives on from — from the local community. So it’s — it’s a combination of both. This is — this will be Lenovo’s largest facility in the world.

 John Kim  - Banc of America - Analyst

 Okay. Thank you.

Operator

 Lou Taylor, Deutsche Bank.

 Lou Taylor  - Deutsche Bank - Analyst

 Yes, thanks. Denny, I know that you’re not going to give us your assumptions for ‘06, but can you give us a general sense of your development activity next year with regard to this year? I mean do you expect it to ramp 15%, 20%, some other number? Significantly higher? Just give us a sense of magnitude.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes, I would say probably in that 15 to 20% range.

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 Lou Taylor  - Deutsche Bank - Analyst

 Okay. Now develop — I mean, Houston and Phoenix have been tough markets to make money in for a long time. I mean, what gives you any kind of optimism that you’re going to enter these — both very competitive markets and make some reasonable returns?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I think every market’s been tough to make money in. Over time. We’ve seen a lot of those. But I — I think we’ve — we’ve proven, Lou, that our model is — can be successful in a lot of different markets. And when you look — obviously you know us well, and you look at us and we — we are really focused on the development side and having that internal construction group really gives us a lot of advantage, especially in today’s market on build to suit transactions. It — it’s — again, the — the Lenovo example is another of the — the Lenovo transaction is another example of this, that when we walk in with our construction team, we have a decided advantage over a lot of other people that don’t have the in-house construction, particularly on these build to suits.

The other thing that we’re seeing, that’s right now a real advantage, having the construction group in-house is keeping track of these pricing movements on the construction costs, which are kind of going all over, up and down on a daily, weekly basis now. So we — we really believe, again, that our business model will — will work better on the development side than other business models that are out there. So as you know, prior to the Weeks transaction a few years ago, we expanded one city at a time throughout the midwest, and we — we proved that we could do that through many different ways, by acquiring a local company, by just starting out with development, by acquiring some assets. So we’re very comfortable and confident at that we can do that again. And again, as we’ve looked at those two cities, we think some of the demographics that fit into our business model are good. And we spent a lot of time looking at that. And so we’re pretty confident about our ability to succeed there.

 Lou Taylor  - Deutsche Bank - Analyst

 Okay. Fair enough. And then the last question with regards to — you’ve got so much liquidity, such low debt, would you use some leverage to buy back stock at — at the recent levels that you’ve bought stock at?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I — Lou, I — I noted that our goal is — is about 500 million right now of stock repurchases. And so we’ve got a lot of liquidity. Obviously 500 million — we’ve paid down all our debt, so to get that 500 million we’ll have to leverage up some to get that. And — and it is our intent to carry higher leverage than we have been. We think that’s a prudent thing to do. We’re very comfortable doing that. But also I — I don’t see us just going out in the — in any short term future and borrowing to repurchase more than that 500 probably, because we’ve got a lot of good other opportunities out there right now. And as you can see, the development pipeline’s picking up, and it’s — it’s good, solid activity for us.

 Lou Taylor  - Deutsche Bank - Analyst

 Okay. Thank you.

 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 Thanks, Lou.

Operator

 Carey Callaghan, Goldman Sachs.

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Deron Kennedy  - Goldman Sachs - Analyst

 Hi. It’s Deron Kennedy here with Carey Callaghan. A couple of questions, you mentioned — you explained a little bit about how same store was down because of lease termination fees, you said it was primarily — that primarily effected office and flex but your bulk same store was down and it was for the first time in a long time. Can you explain that?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Without the lease termination fees, the bulk is a positive 2%.

 Deron Kennedy  - Goldman Sachs - Analyst

 Okay. Okay. Next question, involves margins in the core rental operations segment, and they’ve been under pressure for a while. I know some of that’s been offset by increases in the service operations margins, but overall they’re kind of trending downward. Can you explain the pressure on the rental side of the business?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes. There’s really two factors, one is — is that, as we’ve been — we’ve acquired some additional properties and have grown the portfolio, even though the flex portfolio was out, it’s out as of the end of the quarter. And so on a — a — the properties that we have acquired have added both rental expenses and rental income but not to the same proportionate amount as we’ve acquired some value added properties that as we lease them — those up, that will improve the margins overall. And additionally there has been increases in some utility expenses and real estate taxes across the system, which will be billed back to the tenants, but the — an increase — a dollar increase in rental expenses has a greater proportionate effect on the rental expense growth than the $1 recovery of those expenses has on the proportionate growth in rental revenues. And so that — that’s just a factor of the office property types.

 Deron Kennedy  - Goldman Sachs - Analyst

 Okay. Thank you very much.

Operator

 Chris Haley, Wachovia Securities.

 Chris Haley  - Wachovia Securities - Analyst

 Good morning, guys, or good afternoon. First, congratulations on the sale and thanks for a special dividend.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thank you.

 Chris Haley  - Wachovia Securities - Analyst

 Congratulations to your team in Raleigh. I’d agree on the site selection and the — the highway location. Certainly making that deal work. So it’s good to get a big customer on that one. I have a question, Denny, you started out by saying the flex portfolio, 14 million square feet, you gave a variety of metrics and you compared that to the 65 million of remaining bulk. Is that just bulk, or are you — are you including in that those metrics for the remaining industrial, are you including your other service stuff?

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes. That includes all the remaining industrial.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. So it’s industrial and flex in there together.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Correct.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. Looking at the — just quickly on the balance sheet, Matt, where is — how have you allocated this? Is it a dividend payable account, or is it just sitting in cash right now?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Just sitting in cash.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. On a CapEx basis, when I listened to the early questions on the bulk business, in saying on an apples to apples comparison, excluding termination fees and all the other stuff, you’re a plus two. And I know you commented that the flex business obviously carries a higher CapEx load, but if I look at your just taking nine months so far in ‘05 versus the full ‘04 for both renewal and new deals, CapEx — I — my notes suggest and your press release has suggested CapEx per foot has actually gone up notably on a per term or just a per square foot basis for the bulk business. So one — one could assume that maybe you’re buying that same store on an apples-to-apples basis, or the portfolio needs work — how — how would you explain that? Just take for example on your renewal deals, CapEx costs are $0.97 last year, going to $1.41. On new deals, $3.40, going to $5 a foot.

 Matt Cohoat  - Duke Realty Corporation - CFO

 If — if we really understood your question we’d answer it really well. [ Laughter ] But right now we’re trying.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. Is there — is there — is there a philosophy? Did you have a — do you have a strategy in ‘05 to be willing — even with your cash position, your liquidity position to say, okay, we can — we’ll at the margin maybe buy a few deals and —

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, my answer to that for you, Chris, and let me take a crack at this —

 Chris Haley  - Wachovia Securities - Analyst

 Yes, yes.

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 — and Bob can chime in here help us out. But on the industrial side, the answer to that is no. We really haven’t had to buy deals. I don’t, off the top of my head, have an answer as to why — a clean answer as to why the CapEx on the bulk have gone up a little bit, but we haven’t bought deals. Now, on the office side there’s been a few markets and a few situations and buildings where we have wanted to get the occupancy in. That’s caused our CapEx to go up a little bit on the office side, but we really haven’t seen that on the industrial side. And, Bob?

 Bob Chapman  - Duke Realty Corporation - Senior EVP of Real Estate Operations

 Yes. The only thing that I’d add to that, Denny, is about half of the portfolio we sold was included in the bulk category, so I think some of the — some of the numbers that Chris is mentioning for the first three quarters include flex properties we just sold.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. But they also — Bob, they also — the same thing happened in ‘04, though. I mean, those assets are in the ‘04 numbers, too. So — all right. Maybe we can talk about this a little bit later.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes. We’ll look at that.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. Last question, if I just look at your run rate of FAD, according just — your nice charts up front in your supplemental, it’s running about $0.40 a quarter, $1.20 so far this year. What do you think of — based upon your comments in terms of pro forma up 7%, if the deal occurred — the sale occurred at the beginning of ‘05, going into ‘06, what do you think the kind of FAD run rate would be going into ‘06 on an apples-to-apples basis? Or, apples-to-apples or pro forma, whatever you want to — however you want to define it.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I don’t think, Chris, that we’ve got that number yet.

 Chris Haley  - Wachovia Securities - Analyst

 Okay.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 As we’re — as we’re sorting through what we think our capital expenditures are going to be for 2006. We’re kind of finalizing those numbers.

 Chris Haley  - Wachovia Securities - Analyst

 Okay.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 So I think that we will be able to provide that to you, as we — as we sort through 2006. So we’ll — we’ll put that on the list to let everybody know that number.

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Chris Haley  - Wachovia Securities - Analyst

 Okay. Okay, great. Thanks.

 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 Thanks, Chris.

Operator

 Jim Sullivan, Green Street Advisors.

 Jim Sullivan  - Green Street Advisors - Analyst

 Thanks, I’ll try to be more straightforward. [ Laughter ] Denny, you talked a lot about liquidity and balance sheet strength and that answers the question can you buy back stock. I think the more important question is should you buy back stock? And you guys have obviously concluded that you’re trading at a discount to a fair price. How do you determine the fair price?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I think there’s a lot of different — different ways to do that, Jim. And when — when you look at — just for example, if you look at the net asset value estimates that are out there for us, they range from, like, $22 to $36. So there’s a wide variety, and everybody has a different method of calculated So there’s a wide variety, and everybody has a different method of calculated NAV. So — so that’s something we look at. But it’s not necessarily our — our sole, determining factor. Again, for us, I think it was really — it was really a couple of things. One is how much liquidity can you have, and what’s the right size of the Company. And again — and, Jim, buying $500 million of stock back at — based on $2.5 billion of dispositions over the last four years is a pretty minor amount. And the truth is, if you looked at it, even if the share price varied by $3 or $4, $2 or $3 one way or the other, it wouldn’t have a significant impact on the effect on FFO per share. So for us, it — it was a matter of using up some liquidity more quickly because we think that’s the right thing to do. And then, second, we are very optimistic about our long-term opportunities for growth, as we continue to focus on development and expand our development capabilities.

 Matt Cohoat  - Duke Realty Corporation - CFO

 And, Jim, one other thing that I would say is we look very much not only at this being a good, solid investment for us in the long term, because we think that, as Denny mentioned, there’s growth in the return on this investment, but we also look to whether or not we thought we’d have to be back in the market at any time soon, and the answer to that would be no so we’re comfortable with taking some of that money off the table.

 Jim Sullivan  - Green Street Advisors - Analyst

 BCF, IRR, you commented on NAV. What — what did you guys use?

 Matt Cohoat  - Duke Realty Corporation - CFO

 We — we looked at it as a little bit as a return, a — an FFO return on the stock price.

 Jim Sullivan  - Green Street Advisors - Analyst

 Okay. Switching to your geographic expansion, is it correct to conclude that Houston and Phoenix are going to be exclusively oriented towards bulk development, not office?

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 I would say initially, yes, that — that we would — we’re going to focus on the bulk development. That’s obviously, in — in our opinion the easiest and the — quickest to get up and running. Over time, office may play a part of it — part of our portfolio in both those cities. Obviously Houston’s had some issues similar to Dallas, and we’re not in the office market in Dallas, except with one development site up in Frisco. And so, again, I — I think Houston would be a — definitely a question mark on the office side, as we get into that market and understand it a little — a little more closely on a day-to-day basis. We’ll be able to give you a better answer on that. Phoenix appears to us to offer some opportunities on the office side, long term. And, Bob, you’ve spent some time in both those markets. Any — any other comments?

 Bob Chapman  - Duke Realty Corporation - Senior EVP of Real Estate Operations

 Well, a couple of things. One, we — we studied the logistics. We have done some extensive studies of the logistics business and also the ports, and one thing that’s driving us to Houston is the — is the port and then the intermodal is definitely driving us to Phoenix and the capabilities there. And as Denny mentioned, there are, we think there are a lot of similarities between the Phoenix and Houston office markets and Dallas. In Dallas, our stated goal there is to be more of a merchant builder and develop one park at a time. Really act as a merchant builder.

 Jim Sullivan  - Green Street Advisors - Analyst

 Okay. Thanks.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thanks, Jim.

Operator

 David Fick, Legg Mason.

 David Fick  - Legg Mason - Analyst

 Good afternoon. You guys have commented today extensively on both the office and industrial, particularly bulk industrial development side. How would you say the split is going to look going forward between those two property types? And what portion will be build to suit type — type activity versus for your portfolio?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 David, if you look at it, a — I guess a couple of things. One, from a square footage point of view, it’s going to be obviously skewed towards bulk industrial. From a — from a dollar invested point of view, it will likely be — it’s — it’s a little hard to predict, because we — we don’t — we never have and we still are not terribly focused on — on where our portfolio ends up. We’re looking at the yield requirements and good quality property. But I would — if I was to venture a guess, I would say going forward, dollar-wise, it will be close to 50-50, maybe 60-40 to industrial, depending on the office opportunities that pop up. I would also say that — that we — we’re more comfortable with the yields that we’re getting right now, so more of the — the development pipeline will be put into the held for rental portfolio, than — than the held for sale which a lot of the development pipeline was in the held for sale over the last couple of years. But with the exception that right now in a couple of places, we said they’re definitely going to be in the held for sale right now and that’s the medical office properties, as well as our — or as Bob mentioned, our Dallas — our Dallas office product.

 David Fick  - Legg Mason - Analyst

 Okay. So with the — the increased focused on held for rental, what is your target threshold for stabilized yield?

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 We look at it on a market by market basis, and a product type by-product type basis. And if you look at some of our major markets, I’ll give you some ranges, some of our major markets on the — on the distribution side, being places like Chicago, Atlanta, Dallas, Indianapolis, we’re in the high 8s to low 9% would be our threshold. In most of our other markets on the bulk industrial side are 9.5-plus. On the office side again, depending on the market, the tenant, if it’s a spec building versus a build to suit, the office requirements are — are between 9.75 and 10.25.

 David Fick  - Legg Mason - Analyst

 I am still a bit confused about the appetite that your guys are finding for office development. There’s virtually no one else in the public marketplace with one exception that is doing significant development. And you’re in markets that have a tremendous amount of vacancy. I — I have a hard time reconciling that you’re — I know you’re finding deals. But where — where are the deals being sourced? And how do you look at them as compared to sort of the availability of space in the market at — at what should be more competitive rental rates?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, there’s a couple of things that I would say are going on in the market today, and then I would also let Bob chime in on this one. When — when — there’s two things going on really, and I think if you really look at the — sort of the last five years in the office market, it gives you a good perspective that five years ago is when the — the vacancy dropped fairly dramatically, back in late ‘01, into early ‘02. And then in late ‘02 and into ‘03 there was a tremendous amount of buyouts, lease buyouts. We got up as high as 28 million, I think, one year in ‘03 on lease buyouts. Major corporations wanting to downsize. And then you came into ‘04, and we — we sort of hit our bottom on occupancy. And the occupancy started to pick up a little bit. Then we started getting — seeing some major companies come back, with build to suit requests and — and a lot of these companies, people ask us a lot why are these — why are these companies doing build to suit when there is all this space available? And the fact is that many of these companies, for example Lenovo, they just — the build to suit opportunities, and the type of buildings that we design and build these days are just much more efficient for them to operate in. When you have a large organization that’s going to take 500,000 square feet, it’s much more efficient for them to up front lay out the space and — and they’re going to be there for a long time, so they want to do that.

So we started to see those build to suits last year. As some of those statistics I mentioned, again, in my prepared remarks on those markets that have — that have really increased in the last 12 months, we’re now starting to see that, and we’re seeing absorption in most of our markets — positive absorption in most of our markets, so the office is coming back. And then just a couple other facts that I’d point out. We have, over the last 12 months, started just really a handful of speculative products on the office side and we’ve been — we’ve been very successful. Just to give you two examples that come to mind, one is in south Florida we — we have that — our Beacon Point at Westin project. We had three buildings there, each about 100,000 square feet with a pad for a fourth. And we were basically fully occupied in those three, so we started a spec building, which is going to be complete here at the end of November and it is now 100% leased. We’ve leased it all to one tenant. And then in Cincinnati, we started a speculative building on the north — the north side up the I-75 corridor on a pad where we bought three buildings last year and had another pad and that building is going into service, again, I think, December 1st and that building as of today is 89% preleased and we actually think that it’ll be closer to 95% preleased before it opens. So — so some of it is — obviously what we try to do is find the place where the tenants want to be. And so we’re — we’re having good success on the relatively limited opportunities that we’re trying, but we’re having good success on them.

 David Fick  - Legg Mason - Analyst

 What would you say the implied cap rates are for the build to suit product?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 On the office side?

 David Fick  - Legg Mason - Analyst

 Yes.

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, it — it — it depends. On these office build to suits, we have sold some of those over the last few years. And our cap rates have probably been in the 7.5% range, if you’ve got a ten year or more lease.

 David Fick  - Legg Mason - Analyst

 Okay. Thanks a lot.

 Matt Cohoat  - Duke Realty Corporation - CFO

 David, it — it’s Matt. One other quick point is that, we — we’ve built a great bank of land over — over many years, and we continue to do that. And turn it. And I don’t think anybody should discount the fact that we’ve got the best locations and also the best product and the good teams and so all of that together, it’s — this business is not entirely just a commodity business and a pricing business and so we’re able to sell that product and — and it’s — it’s proven right now more than ever with our land positions, and our team. They’re just winning the deals.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, and the other thing that I’d point out, on the land position, I think you make a good point, Matt, and even though it looks like we have a very significant land position, which we do at 450 to 500 million, when you look at our usage this year between land sales, new development, a little bit of third party construction, we’re using this year between the 125 and $150 million of land. So if you look at it that way, it’s only about a — a three, four year supply which obviously when you’re trying to develop parks on both the office and industrial sides, you’ve got to have a little bit of a supply.

 David Fick  - Legg Mason - Analyst

 I didn’t mean to imply that by any means you’re a commodity. We know you have the best product in any given market.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Appreciate that.

Operator

 Jonathan Litt.

 Jonathan Litt  - Citigroup - Analyst

 I just wanted to follow up on the stock repurchase program. So in your ‘06 numbers you’re assuming you’d do the $500 million in stock buyback?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes. On a cumulative basis.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yes. I mean, we’ve — again, we’ve done 183 million to date, so another 300 million sometime by the end of the second quarter, I think, is what our assumptions are.

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Jonathan Litt  - Citigroup - Analyst

 And that’s at roughly today’s stock prices where you’ve got modeled in?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes. Yes. Maybe even a little bit higher.

 Jonathan Litt  - Citigroup - Analyst

 It sounds like some of your development opportunities are offering very attractive yields. Is the reason then yields that are maybe better than what you’re buying your stock in at, is the reason that you’re buying your stock in is that you don’t have enough of those opportunities?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 I mean, yes, to some extent. And we know those opportunities are going to take some time. Again, I think when you look at our — our balance sheet, and our capital structure, I know 500 million is not small change. Don’t get me wrong. But we think when you look at our balance sheet and our capital structure and, as Matt said, our ability to — to generate some additional capital to do the things we need to do over the next two or three years, we — we just feel very comfortable that a 500 million share repurchase is a good thing to do, and is really the right thing to do for the Company.

 Jonathan Litt  - Citigroup - Analyst

 And so then what — what will your debt profile be when you’ve completed that, and what are the ranges that you want to operate in?

 Matt Cohoat  - Duke Realty Corporation - CFO

 We — we’ve looked and spoke about leveraging up to levels of 40% of debt to total market cap and we — we would be under that and still we’re going to be very focused on maintaining the debt levels that — that keep us at our same rating levels of BAA1 and triple B plus with the rating agencies.

 Jonathan Litt  - Citigroup - Analyst

 What about fixed charges, market cap tends to move around. Or —

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes. The — the fixed charges should still be in the — in the 2.25, 2.5 range even when we’re fully levered.

 Jonathan Litt  - Citigroup - Analyst

 And debt to net asset value or loan value, market value?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Debt to gross assets?

 Jonathan Litt  - Citigroup - Analyst

 Yes.

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Debt to market value, Jonathan, we said probably around 40.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Around 40, yes.

 Jonathan Litt  - Citigroup - Analyst

 I meant market value to real estate, not the stock.

 Matt Cohoat  - Duke Realty Corporation - CFO

 I would — I don’t know that number specifically. I would tell you I think it would be in the mid 50s, 50%.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 One other point on the stock repurchases is — is that, again, the development we want to build that pipeline and use our services and that will provide income to us in the future and when we’re buying the stock today, again, we’re — we’re comfortable. We feel good about the growth potential there and so we’re really buying a growing income stream, we believe.

 Jonathan Litt  - Citigroup - Analyst

 On the medical office buildings, you said you’re doing that at about a 25% profit margin. Can you talk about how big that pipeline can get and how much you think that you could deliver on an annual basis?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Sure. The 25% was just one project that we did sell. It was our first project that we actually closed on in the third quarter, just to clarify that. But — but I think we do think it’s in that range going forward. Which is what we’ve seen on most of our product types on the held for sale and the — the 25-30% margin. When we first got into this business about a year ago, we were initially projecting that we’d do between 50 and $60 million this year. But now we think that’s going to be closer to 100 million. We — we do think that this is a — a really a growth business here. We’re just seeing tremendous opportunities. The Bremner folks at our partner, are very, very solid, got — have great experience in this industry. And a tremendous reputation. And so they’re — they’re seeing tremendous opportunities. The biggest challenge for us is making sure we’ve got enough people to — to chase and respond to these opportunities right now, as we continue to build that team. So we do see some increases. We see steady increases in that side of the business, over the next two to three years. And, again, we think it could be — it can grow by $50 million a year, if you will.

 Jonathan Litt  - Citigroup - Analyst

 I just want to go back to your ‘06 guidance, you’re talking about a 7% growth rate that’s adjusting out the flex sale for ‘05. Do you think that’s a sustainable rate, that you feel comfortable you’ll generate over a three to five year period?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, that’s an excellent question. And — but — and — and obviously it’s a little bit difficult to answer that specifically. But let me give you some color on that. I would say one of the things that has held us back is obviously just our occupancy and not having — not having some — some —

FINAL TRANSCRIPT

Oct. 27. 2005 / 3:00PM, DRE - Q3 2005 Duke Realty Corporation Earnings Conference Call

holding some assets that really were providing no growth to us. And we’ve done a pretty good job of getting rid of that. We’re very — we feel very good about the fact that the remaining portfolio on the industrial side and on the office side can provide us some decent growth going forward. But some of that is just really dependent on the markets, obviously, as rent grows and as occupancy grows a little bit in the office portfolio. We feel very comfortable with our — with our development capabilities. As you can see, we’ve really ramped it up. We are looking at a couple other alternatives, getting into some — a little bit different product types to allow us to leverage this development expertise, which is what we’ve done on a — on the medical office joint venture, so we feel very good about our development opportunities. And as long as we can keep those running at the — at the rate that we’re looking at in 2005, and are — we’ll be projecting in ‘06, we do think that we can hit those kinds of numbers on an ongoing basis.

 Jonathan Litt  - Citigroup - Analyst

 Okay. Thank you.

Operator

 And to the presenters on the call, no further questions in queue.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thanks, everybody.

 Tom Peck  - Duke Realty Corporation - SVP of IR and Capital Markets

 All right, then. Thanks for joining our conference call today. If you want to go ahead and pencil in on your calendar the next time we do this, our fourth quarter call is January — tentatively scheduled for January 26th at this same time, 3:00 p.m. Eastern. Thanks for joining us.

Operator

 Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and you may now disconnect.

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